UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2020 (April 23, 2020)

MATSON, INC.

(Exact Name of Registrant as Specified in its Charter)

Hawaii	001-34187	99-0032630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 Sand Island Parkway
Honolulu, Hawaii	96819
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (808) 848-1211

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	MATX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07            Submission of Matters to a Vote of Security Holders.

On April 23, 2020, Matson, Inc. (the “Company”) held its 2020 Annual Meeting of Shareholders, at which: (i) seven directors of the Company’s Board of Directors were elected, (ii) executive compensation was approved in an advisory vote, and (iii) the appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2020 was ratified.

Each matter was described in detail in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on March 10, 2020. The number of votes for, against or withheld, as well as the number of abstentions and broker non-votes, as to each matter voted upon at the 2020 Annual Meeting of Shareholders, were as follows:

Proposal 1: Election of Directors

Nominee	For	Withheld	Broker Non-Vote
Meredith J. Ching	37,813,941	301,217	2,220,910
Matthew J. Cox	37,433,574	681,584	2,220,910
Thomas B. Fargo	37,658,186	456,972	2,220,910
Mark H. Fukunaga	37,762,072	353,086	2,220,910
Stanley M. Kuriyama	37,745,110	370,048	2,220,910
Constance H. Lau	37,352,106	763,052	2,220,910
Jenai S. Wall	37,827,905	287,253	2,220,910

Proposal 2: Advisory Vote to Approve Executive Compensation

For	Against	Abstain	Broker Non-Vote
37,168,502	820,034	126,622	2,220,910

Proposal 3: Ratification of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Vote
39,915,911	406,856	13,301	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATSON, INC.

/s/ Peter T. Heilmann
Peter T. Heilmann
Senior Vice President, Chief Administrative Officer and General Counsel

Dated: April 28, 2020

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